FIRST SAVINGS FINANCIAL GROUP, INC.
ANNOUNCES QUARTERLY CASH DIVIDEND AND DATE OF ANNUAL MEETING

Clarksville, IN – December 2, 2019.  First Savings Financial Group, Inc. (NASDAQ: FSFG) (the “Company”), the holding company for First Savings Bank (the “Bank”), today announced that its Board of Directors declared a quarterly cash dividend of $0.16 per common share.  The dividend will be paid on or about December 31, 2019 to stockholders of record as of the close of business on December 13, 2019.  Also, the Company today announced that its annual meeting of stockholders will be held on Tuesday, February 18, 2020.

The Bank operates fifteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Georgetown, Corydon, Lanesville, Elizabeth, English, Marengo, Salem, Odon and Montgomery. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank’s website at www.fsbbank.net.

Contact:

Tony A. Schoen
Chief Financial Officer
(812) 283-0724